EXECUTION COPY

                         FRANCHISE ACQUISITION AGREEMENT
                         -------------------------------


                  THIS AGREEMENT is executed and delivered this 29th day of September, 2000, by and among WVBC, INC., a Delaware corporation ("WVBC"), ROBC, INC., a Delaware corporation ("ROBC") (WVBC and ROBC are sometimes referred to herein collectively as the "Sellers" and individually as a "Seller"), and COCA-COLA ENTERPRISES INC., a Delaware corporation ("Enterprises").

                  IN CONSIDERATION of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                   1 ARTICLE

        PURCHASE OF FRANCHISE ASSETS AND RIGHTS;LIABILITIES EXCLUDED AND
        ----------------------------------------------------------------
                                    ASSUMED
                                    -------


1.1 Franchise Assets. At the Closing (as defined in Section 7.01), subject to the terms and conditions of this Agreement, Sellers shall sell, assign, convey, transfer, and deliver to Enterprises, and Enterprises shall purchase, accept and acquire from Sellers, the Franchise Assets (as defined below): The "Franchise Assets" shall consist collectively of all right, title and interest of Sellers in and to: (i) all licenses and contract rights incident thereto in connection with the Bottling Authorizations (as defined in Section 3.02(a)) listed in Disclosure Schedules 3.02(a) and (b); and (ii) all licenses and contract rights incident thereto in connection with the License Agreements (as defined in Section 3.02(c)) listed on Disclosure Schedule 3.02(c). Excluded Assets. Notwithstanding anything contained herein to the contrary, it is understood that all assets of Sellers other than the Franchise Assets are specifically excluded from transfer to Enterprises, including but not limited to: cash, cash equivalents, accounts receivable, bank accounts, partnership interests, marketable or other securities, commercial paper, all minute books, and all corporate, partnership, financial and income tax records not specifically included in the Franchise Assets (all such assets being hereinafter referred to collectively as the "Excluded Assets").

1.1 Excluded Liabilities.

1.2
(a) Except with respect to the Assumed Liabilities described in Section 1.04 hereof, or as otherwise expressly indicated elsewhere in this Agreement, Enterprises shall not assume, nor shall it agree to pay, perform or discharge any liability or obligation of any kind or nature whatsoever of Sellers (collectively, the "Excluded Liabilities"), including, without limitation,

(i) any liability for indebtedness of any Seller evidenced by bonds, debentures, notes or similar instruments or for the deferred purchase price of property;

(i) any liability to pay any Taxes of any Seller, regardless of whether the liability for such Taxes exists now or in the future, or in connection with the consummation of the transactions contemplated hereby or otherwise;

(i) any liability to pay the Taxes of any other person or entity (other than Sellers) because any Seller was a member of an affiliated group under Section 1504(a) of the Internal Revenue Code of 1986, as amended ("IRC") or any similar state tax provision;

(i) any liability or obligation with respect to the Excluded Assets;

(i) any obligation to indemnify any person by reason of the fact that such person was a director, officer, employee or agent of any Seller or was serving at the request of any Seller as a partner, trustee, director, officer, employee or agent of another entity;

(i) any liability (1) in the event of any claims brought by employees or former employees of any Seller claiming employment discrimination under state or federal law, or (2) from any labor disputes between any Seller and the labor unions representing its employees, including without limitation strikes or picketing, wherever they may occur;

(i) any liability with respect to any employment, collective bargaining or consulting contract, or deferred compensation, profit-sharing, pension, bonus, stock option, stock purchase or any other fringe benefit or compensation contract, commitment, arrangement or plan (whether written or oral) including each welfare plan (as defined in Section 3(1) of the Employee Retirement Security Act of 1974, as amended ("ERISA")), which any Seller has established or maintained or in which any Seller has had an obligation to make contributions or to pay benefits, for the benefit of persons who are, were, or will become in accordance with the terms of the plan, active employees, former employees, retirees, directors or independent contractors (or their descendants, spouses or beneficiaries) of any Seller or their predecessors in interest or any employer that would constitute an "ERISA Affiliate", which term will refer to all employers that by reason of common control are treated together with any Seller as a single employer within the meaning of IRC section 414;

(i) any liability for payments to employees of any Seller under the Worker Adjustment and Retraining Notification Act (the "WARN Act") or the Family and Medical Leave Act of 1993;

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(i) any liability for offering and providing COBRA continuation coverage prior to the Closing Date to any qualified beneficiary who is covered by a group health plan (where, for the purposes of this subsection 1.03(a)(ix), the terms "continuation coverage," "qualified beneficiary" and " group health plan" have the meanings given such terms under IRC section 4980B and ERISA section 601 et seq.);

(i) any liability arising on or before the Closing Date for commitments relating to the employment, relocation or termination of any employees of any Seller including, without limitation, accrued salary or severance pay;

(i) any liability for Sellers' costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby;

(i) any liability or obligation of Sellers arising or incurred after the Closing;

(i) any liability or obligation arising under the Franchise Assets on or prior to the Closing Date; and

(i) any liability of any Seller that becomes a liability of Enterprises under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law).

(a) Sellers shall remain liable for, and shall discharge to the extent properly due and payable, all of the Excluded Liabilities with respect to which failure to so discharge would adversely affect Enterprises.

1.1 Assumed Liabilities.

1.2
(a) At the Closing, Enterprises shall assume only the liabilities and obligations of the Sellers under the Franchise Assets arising on or after the Closing Date (the "Assumed Liabilities").

(a) Enterprises shall be liable for, and shall discharge, when due, all of the Assumed Liabilities.
(b)
(c) Except as expressly set forth in this Section 1.04, Enterprises shall not assume or in any way be liable for any obligation or liability of any Seller, whether known or unknown, fixed or contingent, or incurred before or after the Closing.
(d)
(e)

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

                                   2 ARTICLE

                               THE PURCHASE PRICE
                               ------------------

1.1 Purchase Price. The purchase price for the Franchise Assets shall be $18,513,023 (the "Franchise Purchase Price"), paid at the Closing by wire transfer to the bank accounts set forth on Exhibit 2.01.
1.2
1.3 Allocation of Purchase Price. The Franchise Purchase Price shall be allocated for federal and state tax purposes in the manner specified in Exhibit
2.02 with such adjustments as may be mutually agreeable to Enterprises and Sellers. Each of the parties to this Agreement (a) acknowledges that such allocation complies with the requirements of Section 1060 of the IRC and the regulations promulgated thereunder and (b) shall file Form 8594 with its United States Federal Income Tax Return and any related or analogous filings required under any state laws, or otherwise, consistent with such allocation, for the tax year in which the Closing occurs.
1.4
1.5
1.6
1.7
1.8
1.9
1.10

                                   2 ARTICLE

                REPRESENTATIONS AND WARRANTIES CONCERNINGSELLERS
                ------------------------------------------------

                  As an inducement to the execution of this Agreement by Enterprises and the consummation of the transactions contemplated hereunder, Sellers, jointly and severally, hereby represent and warrant to Enterprises as follows as of the date of this Agreement and as of the Closing Date:

1.1 Organization and Authorization.

1.2
(a) Sellers are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller is an indirect wholly owned subsidiary of Coca-Cola Bottling Co. Consolidated, a Delaware corporation ("Consolidated"). Each Seller was incorporated under Delaware law on November 23, 1993 and since that date neither Seller has engaged in any merger, consolidation, share exchange or other combination with any entity. The sole purpose of each Seller is now and has always been to hold the Bottling Authorizations and to license and grant interests therein to corporate affiliates of Consolidated pursuant to the License Agreements. Neither Seller has conducted any other business.
(b)

(c) Each Seller has the full corporate power and authority to enter into this Agreement and all other agreements, documents and certificates contemplated or required of it hereby (collectively, the "Seller Documents") and to consummate the transactions contemplated

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

under this Agreement and the Seller Documents. The execution and delivery of this Agreement and each Seller Document by Sellers and the consummation by each Seller of the transactions contemplated hereby and thereby have been duly approved by Sellers, and no corporate or other action on the part of any Seller or their shareholders is necessary to approve and authorize the execution and delivery of this Agreement and each Seller Document or the consummation of the transactions contemplated hereby or thereby. This Agreement and each Seller Document have been duly and validly executed and delivered by each Seller and constitute the valid and binding agreements of Sellers, enforceable against them in accordance with their respective terms.
(d)
(e) The execution and delivery of this Agreement and each Seller Document by Sellers and the consummation by Sellers of the transactions contemplated by this Agreement and the Seller Documents will not:
(f)

         (i) violate or conflict with any provision of the certificates of incorporation or bylaws of any Seller;

         (i) breach, violate or constitute an event of default (or an event that with the lapse of time, or the giving of notice, or both, would constitute an event of default) under or give rise to any right of termination, cancellation, modification or acceleration under, any note, bond, indenture mortgage, security agreement, lease, license, franchise (excluding the Bottling Authorizations) collective bargaining agreement or any other material agreement, instrument or obligation to which any Seller is a party, or by which any Seller or any of their properties or assets are bound;

         (i) result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the Franchise Assets pursuant to the terms of any such instrument or obligation;

         (i) violate or conflict with any Order or Law, where:

                                            (A) "Order" means any award,
                  decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued or made or rendered by any Governmental Authority or arbitrator;

                                            (B) "Law" means any law, ordinance,
                  principle of common law, regulation, statute or treaty, whether federal, state, local, municipal, foreign, international or multinational; and

                                            (C) "Governmental Authority" means
                  any court, tribunal or panel, and any government, government agency, authority or regulatory body, whether federal, state, local, municipal, foreign, international or multinational;

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

                                            (v) require, on the part of any
                  Seller, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any Governmental Authority, except for the premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and such filings, registrations, permits, licenses, consents, authorizations or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of any Seller taken as a whole.

1.1 Bottling Authorizations.
1.2
(a) To Sellers' knowledge, Sellers have in effect all authorizations from concentrate franchise companies to bottle, distribute and sell soft drink and other nonalcoholic beverage products of The Coca-Cola Company that are necessary for Sellers to conduct their respective businesses within the portions of the states of Ohio and Kentucky in which such distributions are made pursuant to the Master Bottle Contract between The Coca-Cola Company, a Delaware corporation ("The Coca-Cola Company") and Coca-Cola Bottling Works of Charleston, Inc., dated December 31, 1986; the Master Bottle Contract between The Coca-Cola Company and Coca-Cola Bottling Works of Charleston, Inc. (Huntington, WV Territory), dated December 31, 1986; and the Master Bottle Contract between The Coca-Cola Company and Lonesome Pine Coca-Cola Bottling Company dated January 27, 1989 (collectively, the "Territory"). As further clarification, the Territory's boundary will follow the Ohio and Kentucky state lines as they border the states of Virginia and West Virginia. All such authorizations within the Territory (the "Bottling Authorizations") are listed in Disclosure Schedule 3.02(a).

(a) All Bottling Authorizations giving Sellers the temporary right to sell soft drinks and other nonalcoholic beverage products in any portion of the Territory that is within the territory of another bottler that is not an affiliate of Consolidated are specifically identified in Disclosure Schedule 3.02(b).
(b)
(c) Sellers have made no assignment of any right or interest in the Bottling Authorizations other than to CCBCWV and CCBCR pursuant to the license agreements (the "License Agreements") which are listed on Disclosure Schedule 3.02(c).

1.1 Taxes.
1.2
(a) All Taxes, deposits or other payments or withholdings for which any Seller has any liability under any Law through the date of this Agreement and at the Closing Date (whether or not shown on any Return) have either been paid in full, or will be paid on or before the date that such Taxes are due to be paid (including any extensions thereof).

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

(a) All Returns of any Seller that are due to have been filed in accordance with any Law have been filed, and all such Returns are correct and complete in all material respects.
(b)
(c) For purposes of this Agreement:
(d)

         (i) "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including federal, state, city, county, parish, foreign or other income, franchise, capital stock, real property, personal property, tangible, withholding, social security (or similar), unemployment compensation, disability, environmental (including taxes under section 59A of the IRC), transfer, sales, soft drink, use, excise, gross receipts, alternative or add-on-minimum, estimated and all other taxes of any kind for which any Seller may have any liability imposed by any Governmental Authority (including interest, penalties or additions associated therewith), and including any transferee or secondary liability in respect of any tax (whether imposed by law, contractual agreement or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group and shall include all liabilities of any Seller under any unclaimed property Law applicable to such Seller; and

         (i) "Returns" means all returns, declarations, reports, statements, claims for refunds, estimated returns or reports, and other documents required to be filed in respect of Taxes, including any amendments or supplements to any of the foregoing.

1.1 Judgments, etc.. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, or by arbitration, pursuant to a grievance or other procedure) affecting the Franchise Assets or Sellers' operations that are, or will become upon consummation of the transactions contemplated by this Agreement, binding upon Enterprises, or will create a lien or any other encumbrance on the Franchise Assets.
1.2
1.3 No Other Consolidated Affiliates within the Territory. Except for Sellers, The Coca-Cola Bottling Company of West Virginia, Inc. and Coca-Cola Bottling Company of Roanoke, Inc., no affiliate of Consolidated owns any asset or is a party to any contract relating to the operating of any business in the Territory other than the Metrolina Bottling Company, the affiliate of Consolidated that owns the Bottling Authorizations for Seagram in the Territory.
1.4
1.5 Copies. True and correct copies of the Disclosure Schedules are attached hereto and incorporated herein by reference and true and correct copies of all documents referred to therein have been made available to or delivered to Enterprises.
1.6

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

                                   2 ARTICLE

                 REPRESENTATIONS AND WARRANTIES OF ENTERPRISES
                 ---------------------------------------------

                  As an inducement to the execution of this Agreement by Sellers and the consummation of the transactions contemplated hereunder Enterprises hereby represents and warrants to Sellers as follows as of the date of this Agreement and as of the Closing Date:

1.1 Organization and Authorization. Enterprises is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
1.2 Authorization of the Transaction. Enterprises has the full corporate power and authority to enter into this Agreement and all other agreements, documents and certificates contemplated or required of it hereby (collectively, the "Buyer Documents") and to consummate the transactions contemplated under this Agreement and the Buyer Documents. The execution and delivery by Enterprises of this Agreement and each of the Buyer Documents and the consummation by Enterprises of the transactions contemplated hereby and thereby have been duly approved by the board of directors of Enterprises, and no other corporate action on the part of Enterprises is necessary to approve and authorize the execution and delivery of this Agreement and each of the Buyer Documents or to consummate the transactions contemplated under this Agreement and the Buyer Documents. This Agreement and each of the Buyer Documents have been duly and validly executed and delivered by Enterprises and constitute the valid and binding agreements of Enterprises, enforceable against Enterprises in accordance with their respective terms.
1.3
1.4 Non-contravention. The execution and delivery of this Agreement and each of the Buyer Documents by Enterprises and the consummation by Enterprises of the transactions contemplated hereby and thereby will not:
1.5
(a) violate or conflict with any provision of the certificate of incorporation or bylaws of Enterprises;
(b)
(c) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice, or both, would constitute an event of default) under, or give rise to any right of termination, cancellation, modification or acceleration under, any note, bond, indenture, mortgage, security agreement, lease, license franchise or other material agreement, instrument or obligation to which Enterprises is a party, or by which Enterprises or any of its properties or assets is bound;
(d)
(e) result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of Enterprises pursuant to the terms of any such instrument or obligation;
(f)
(g) violate or conflict with any Order or Law;
(h)

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

(i) (except for anything that would be a breach of the representations in the foregoing clauses (b), (c) and (d), but would not, individually or in the aggregate, have a material adverse effect on the operations, properties, assets, financial condition, results of operations or prospects of Enterprises); or
(j)
(k) require, on the part of Enterprises, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any Governmental Authority except for the premerger notification requirements of the HSR Act and such filings, registrations, permits, licenses, consents, authorizations or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, financial condition, results of operations or prospects of Enterprises.
(l)
(m)

                                   2 ARTICLE

                                OTHER AGREEMENTS
                                ----------------

1.1 Expenses. Except as may be otherwise provided herein, each party hereto shall pay all costs and expenses incurred by such party or on such party's behalf in connection with this Agreement and the transactions contemplated hereby.

1.1 Brokerage Commissions. Sellers and Enterprises hereby represent and warrant for the benefit of the other parties that no person, firm, corporation or other entity is entitled to any brokerage commission or finder's fee in connection with any of the transactions contemplated by this Agreement.
1.2
1.3 Access. For the purpose of conducting, at Enterprises' expense, a financial, business, and legal due diligence review of the Sellers, Sellers agree that until the Closing or earlier termination of this Agreement they shall
(a) provide Enterprises with such information as Enterprises may from time to time reasonably request with respect to them and the transactions contemplated by this Agreement; (b) provide Enterprises and its officers, counsel and other authorized representatives access during regular business hours to their facilities, books, records (financial and other), officers, employees, accountants (and the accounting work papers), lawyers and consultants, as Enterprises may from time to time reasonably request; and (c) permit Enterprises to make such investigation thereof as Enterprises may reasonably request.
1.4
1.5 Other Offers. So long as this Agreement shall not have been terminated, neither Seller shall solicit or entertain any offer for, or sell or agree to sell, or participate in any business combination with respect to the Franchise Assets.
1.6
1.7 Transfer Taxes. To the extent reasonably requested by a party to this Agreement, each of the parties will use its reasonable, good faith efforts legally to minimize any sales, use and/or transfer Taxes associated with the transactions contemplated by this Agreement; provided,

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however, that this shall not require any party (a) to take actions requiring the expenditure of money without reimbursement from the requesting party or incurrence of additional Taxes that are not sales, use and/or transfer Taxes; or
(b) to take a position on a Return inconsistent with positions taken on other Returns of such party.

                                   2 ARTICLE

                                INDEMNIFICATION
                                ---------------

1.1 Certain Definitions. As used in this Agreement:
1.2
(a) "Buyer's Protected Parties" means Enterprises and its affiliated companies, and the successors or assigns, officers, directors, employees and agents of the foregoing.

(a) "Claim" or "Claims" means a claim for Losses asserted by an Indemnified Party under this Article VI.
(b)
(c) "Sellers' Protected Parties" means WVBC, ROBC, and their affiliated companies, and the successors or assigns, officers, directors, employees and agents of the foregoing.
(d)
(e) "Finally Resolved" means that the amount due to the Buyer's Protected Parties or Sellers' Protected Parties, as the case may be, has been finally determined under the provisions of Section 6.05, or by agreement of the parties, or by the decision of a court of competent jurisdiction from which there is no further appeal.
(f)
(g) "Indemnified Party" means any party entitled to receive indemnification under this Article VI.
(h)
(i) "Indemnifying Party" means any party required to provide indemnification under this Article VI.
(j)
(k) "Loss or Losses" means claims, losses, liabilities, damages, costs (including court costs) and expenses (including the reasonable fees of attorneys). Any Losses shall be computed net of any insurance proceeds or other recovery received from any third party by any Indemnified Party in respect of or as a result of such Loss or the facts or circumstances relating thereto.
(l)
1.2 Indemnification of Buyer's Protected Parties. Sellers shall indemnify Buyer's Protected Parties for the amount of any Losses suffered or incurred by any of Buyer's Protected Parties arising out of or with respect to:
1.3
(a) any breach or inaccuracy of any representation or warranty contained in
Article III or in the closing certificate delivered pursuant to Section 7.05(a);

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(b)

(c) any breach of or noncompliance by Sellers with any covenant or agreement made by Sellers in this Agreement or in any document signed on behalf of any Seller and delivered on its behalf at the Closing; and
(d)
(e) any Excluded Liability;
(f)
(g) 6.03 Indemnification of Sellers' Protected Parties. Enterprises shall indemnify Sellers' Protected Parties for the amount of any Losses suffered or incurred by any of Sellers' Protected Parties arising out of or with respect to:
(h)
(i) (a) any breach or inaccuracy of any representation or warranty contained in
Article IV or in the closing certificate delivered pursuant to Section 7.06(a);
(j)
(k) (b) any breach of or noncompliance by Enterprises with any covenant or agreement made by Enterprises in this Agreement or in any document signed on behalf of Enterprises and delivered on its behalf at the Closing; and
(l)
(m) (c) any failure of Enterprises to perform and discharge in full, in a due and timely manner, the Assumed Liabilities.

                  6.04 Limitations.

                           (a) The maximum amount of Losses which may be
recovered in the aggregate under Section 6.02 or Section 6.03 hereof and under
Article VI of the Concurrent Agreement (as defined in Section 7.01) shall not exceed the sum of the Franchise Purchase Price and the Asset Purchase Price (as defined in the Concurrent Agreement), provided, however, that the maximum amount of Losses which may be recovered in aggregate under Section 6.02 or Section 6.03 hereof and under Article VI of the Concurrent Agreement, with respect to Claims first asserted after the second anniversary of the Closing Date, shall not exceed the sum of all claims outstanding on such second anniversary and $10 million.

                           (b) No Claim may be asserted under Section 6.02 or
Section 6.03 until the aggregate of the Losses claimed hereunder and under the Concurrent Agreement first exceeds $250,000 (the "Deductible"), and thereafter only to the extent of the excess; subsequent Claims may be asserted dollar-for-dollar. Provided however, that the Deductible shall not apply to (i) a single Claim equal to or exceeding $250,000 or a group of Related Claims equal to or exceeding $250,000; and (ii) any Claim asserted under Section 6.02(c). For purposes hereof, "Related Claims" shall mean claims arising from a breach of an individual representation or warranty that arose contemporaneously, or from the same transaction, occurrence or condition. By way of example, a shortage of 100 items of inventory on the Closing Date, even if submitted as 100 Claims, would be deemed Related Claims.

                           (c) The representations and warranties contained in
this Agreement shall survive the Closing notwithstanding any investigation or examination of Sellers and

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

Enterprises. Claims under Section 6.02 or Section 6.03 may be asserted only prior to the second anniversary of the Closing Date, except that Claims based on
Section 3.03 ("Taxes") may be asserted any time prior to the 90th day following the expiration of the applicable statute of limitations.

                  6.05 Procedure for Claims.

                           (a) Claims must be asserted as promptly as
practicable and within the periods allowed by Section 6.04(c). Each notice of a Claim must be given as provided in Section 9.02 of this Agreement, set forth in reasonable detail the basis for the Claim, and cite the section of this Agreement under which the Claim arises.

                           (b) Within 60 days after the receipt of a Claim, the
Indemnifying Party must give the Indemnified Party notice that it either agrees with the Claim or disputes it. If the Indemnifying Party objects to the Claim, the parties shall negotiate in good faith to determine the amount, if any, of the Loss. If no resolution of the Claim has occurred within 180 days after the receipt of the Claim, then the parties shall submit the dispute to mediation with a mutually agreeable mediator. If no resolution of the Claim has occurred within 250 days following receipt of the Claim, either party may institute proceedings in a court of competent jurisdiction to resolve the Claim.

                  6.06 Source of Recovery; Payment of Claims. When a Claim has been Finally Resolved under this Article VI, if the Indemnifying Party shall not have paid such Claim within 30 days of the date such Claim has been Finally Resolved, the Indemnifying Party shall pay to the Indemnified Party an amount equal to such Claim plus 7% annual interest accruing from the date such Claim is Finally Resolved.

                  6.07 Third Party Action. When a Claim arises out of the claim of a third party (the "Third Party Action"), including any audit or liability for sales, use and transfer Taxes or other Taxes arising out of the consummation of the transactions contemplated hereby (while any notice or audit relating to Taxes shall be delivered promptly to the Indemnifying Party, such notice or audit shall, while constituting a Claim, not be subject to the 180 and 250 time limitations set forth in Section 6.05(b) until an assessment has been issued by the third party), then the party receiving notice of the Claim shall promptly provide notice to the other parties, and the Indemnifying Party may, at its expense, assume the defense thereof by prompt written notice to the Indemnified Party. If the Indemnifying Party cannot or does not elect this option, the Indemnified Party shall defend or settle the Third Party Action. Where the Indemnifying Party has undertaken to defend the Third Party Action, (1) the Indemnified Party may participate, at its own expense, in any and all proceedings related to the Third Party Action and shall be entitled to receive copies of all notices and pleadings or other submissions in any judiciary or regulatory proceeding; and (2) there shall be no settlement requiring any action on the part of the Indemnified Party, other than payment of the settlement payment, without the consent of the Indemnified Party, which shall not be unreasonably withheld. All parties to this Agreement shall cooperate in the defense of Third Party Actions and shall furnish such records, information and testimony, and shall attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

                  6.08 Duty to Mitigate. Notwithstanding anything in this
Article VI, the Indemnified Party shall have a duty to make commercially reasonable efforts to mitigate Losses asserted hereunder.

                  6.09 Exclusive Remedy. Except for common law fraud, the indemnification provisions of this Article VI shall be the exclusive remedy following the Closing for any claim related to the transactions contemplated hereby, including without limitation, any breaches or alleged breaches of any representation, warranty or failure to fulfill any covenants or agreement contained herein.

                                   1 ARTICLE

                                  THE CLOSING
                                  -----------

1.1 Time, Date and Place of Closing. The payments and deliveries contemplated by this Agreement to be made at the Closing shall be made concurrently with the closing of the transactions contemplated by the Asset Acquisition Agreement of even date herewith by and between The Coca-Cola Bottling Company of West Virginia, Inc., Coca-Cola Bottling Company of Roanoke, Inc., and Enterprises (the "Concurrent Agreement"). The date on which the last of such payments and deliveries occurs is hereinafter referred to as the "Closing Date," and the events comprising such payments and deliveries are hereinafter collectively referred to as the "Closing." The effective time of the Closing shall be at 11:59 p.m., Pikeville, Kentucky time, on September 29, 2000.

1.1 Events Comprising the Closing. The Closing shall not be deemed to have occurred unless and until the Franchise Purchase Price has been paid and all other documents set forth herein have been delivered, and none of these items shall have been deemed to be paid and delivered unless and until all of them have been paid and delivered.
1.2
1.3 Conditions to Obligations of Enterprises. The obligations of Enterprises to make the deliveries and payments under this Article VII and to close this transaction are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by
Enterprises:
1.4
(a) The representations and warranties contained in Article III hereof shall be true in all material respects as of the date when made and as of the Closing Date as if made on such date.
(b) Sellers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.
(c)

(d) No Governmental Authority with competent jurisdiction over the subject matter hereof shall have instituted any action, suit or proceeding or given notice of its intentions to do so, which in the reasonable opinion of Enterprises and its counsel has a material and adverse effect on the transactions contemplated by this Agreement.
(e)
(f) Enterprises shall have received (1) commitments from The Coca-Cola Company that it will consent to the transactions contemplated hereby and the assignment of the Bottling Authorizations and the License Agreements and shall have provided documentation with respect to the same reasonably satisfactory to Enterprises, and (2) any other consents set forth on Disclosure Schedule 7.03(d) hereto.
(g)
(h) Any governmental approvals legally required for the consummation of the transaction that are set forth on Disclosure Schedule 7.03(e) shall have been obtained, and all applicable waiting periods pursuant to the HSR Act shall have expired or been terminated.
(i)
(j) All agreements, certificates and other documents delivered by Sellers to Enterprises hereunder shall be in form and substance reasonably satisfactory to Enterprises.
(k)
(l) Certified copies of the resolutions of the board of directors and the shareholders (if required) of each Seller, and the Executive Committee of the board of directors of Consolidated, authorizing the execution and delivery of this Agreement and the consummation of the transactions herein contemplated shall have been delivered to Enterprises.
(m)
(n) (h) The transactions contemplated by the Concurrent Agreement are simultaneously consummated.
(o)
1.5 Conditions to Obligations of Sellers. The obligations of Sellers to make the deliveries under this Article VII and to close this transaction are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by Sellers:
1.6
(a) The representations and warranties of Enterprises in Article IV hereof shall be true in all material respects as of the date when made and as of the Closing Date as if made on such date;
(b)
(c) Enterprises shall have performed and complied with in all material respects all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date;
(d)
(e) No Governmental Authority with competent jurisdiction over the subject matter hereof shall have instituted any action, suit or proceeding or given notice of its intentions to do so, which in the reasonable opinion of Sellers and their counsel has a material and adverse effect on the transactions contemplated by this Agreement;
(f)

(g) The Coca-Cola Company shall have consented to the transactions contemplated hereby and to the assignment of the Bottling Authorizations and the License Agreements and shall have provided documentation with respect to the same reasonably satisfactory to Sellers;
(h)
(i) All governmental approvals legally required for the consummation of the transaction that have been set forth on Disclosure Schedule 7.03(e) shall have been obtained, and all applicable waiting periods pursuant to the HSR Act shall have expired or been terminated; and
(j)
(k) All agreements, certificates and other documents delivered by Enterprises to Sellers hereunder shall be in form and substance reasonably satisfactory to Sellers.
(l)
1.7 Deliveries by Sellers at the Closing. Delivery by Sellers of the following at the Closing shall be a condition to the obligations of Enterprises under this
Agreement:
1.8
(a) A certificate dated the Closing Date executed by an officer of each Seller certifying that (i) the representations and warranties of Sellers hereunder are true and correct in all material respects on the Closing Date as if made on and as of such date, (ii) the Sellers have performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, and
(iii) the applicable conditions precedent to the obligations of Sellers hereunder have been fulfilled or waived;
(b)
(c) Opinion of counsel to Sellers, dated the Closing Date, in the form of
Exhibit 7.05(b);
(d)
(e) Certified copies of the resolutions of the board of directors and the shareholders (if required) of each Seller, and the Executive Committee of the board of directors of Consolidated, authorizing the execution and delivery of this Agreement and the consummation of the transactions herein contemplated; and
(f)
(g) A bill of sale or similar assignment document in the form of Exhibit 7.05(d), executed by Sellers.
1.9 Deliveries by Enterprises at the Closing. Delivery by Enterprises of the following at Closing shall be a condition to the obligations of Sellers under this Agreement:
1.10
(a) A certificate dated the Closing Date executed by an officer of Enterprises certifying that (i) the representations and warranties of Enterprises hereunder are true and correct in all material respects on the Closing Date as if made on and as of such date (ii) Enterprises has performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, and
(iii) the applicable conditions precedent to the obligations of Enterprises hereunder have been fulfilled or waived;

(b)

(c) Certified copies of the resolutions of the board of directors of Enterprises authorizing the execution and delivery of this Agreement and the consummation of the transactions herein contemplated;
(d)
(e) Opinion of counsel to Enterprises, dated the Closing Date, in the form of
Exhibit 7.06(c); and
(f)
(g) The Franchise Purchase Price in accordance with Section 2.01.
(h)

                                   1 ARTICLE

                          TERMINATION AND ABANDONMENT
                          ---------------------------

1.1 Termination and Abandonment. This Agreement may be terminated at any time and the transaction abandoned at any time prior to the Closing under the following circumstances:

(a) The mutual written agreement of Sellers and Enterprises.
(b)
(c) By Sellers if the Closing has not occurred before December 31, 2000 because all conditions to Sellers' obligations have not been satisfied or waived or because Enterprises has not made all required deliveries, unless the Closing has not occurred solely because of a Governmental Objection.
(d)
(e) By Enterprises if the Closing has not occurred before December 31, 2000 because all conditions to Enterprises' obligations have not been satisfied or waived or because Sellers have not made all required deliveries, unless the Closing has not occurred solely because of a Governmental Objection.
(f)
(g) Any party may terminate by written notice to the others if any action or proceeding shall have been instituted before any Governmental Authority or, to the knowledge of the party giving such notice, shall have been threatened formally in writing by any Governmental Authority with requisite jurisdiction, to restrain or prohibit the transactions contemplated by this Agreement or to subject one or more of the parties or their directors or their officers to liability on the grounds that it or they have breached any law or regulation or otherwise acted improperly in connection with such transactions (a " Governmental Objection"), and such action or proceeding shall not have been dismissed or such written threat shall not have been withdrawn or rescinded before December 31, 2000.
(h)
1.2 Rights and Obligations on Termination. If this Agreement is terminated and abandoned as provided in this Article VIII, each party will, at the request of another, return all documents, work papers and other material of the requesting party, including all copies thereof, relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and all information received by any party to this Agreement with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information except as may be required by Law; provided, however, that this shall not apply to any document, work paper, material, or any other information which is a matter published in any publication for public distribution or filed as public information with any Governmental Authority or is otherwise in the public domain.
1.3
1.4

                                   2 ARTICLE

                            MISCELLANEOUS PROVISIONS
                            ------------------------

1.1 Good Faith; Further Assurances; Further Cooperation. The parties to this Agreement shall in good faith undertake to perform their obligations under this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, the parties hereto shall do such things as may be reasonably requested by the other parties hereto in order more effectively to consummate or document the transactions contemplated by this Agreement.

1.1 Notices. All notices, communications and deliveries under this Agreement shall be made in writing, signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given, and shall be deemed given on the date delivered if delivered in person (or by recognized overnight courier) or seven days after being mailed (with postage prepaid) if mailed certified mail, return receipt requested. Such notice shall not be effective unless copies are provided contemporaneously as specified below, but neither the manner nor the time of giving notice to those to whom copies are to be given shall control the date notice is given or received. The addresses and requirements for copies are as follows:
1.2

               To Enterprises:

               Mr. John R. Alm
               President and Chief Operating Officer
               Coca-Cola Enterprises Inc.
               2500 Windy Ridge Parkway
               Atlanta, Georgia 30339
               [Post Office Box 723040]
               [Atlanta, Georgia 31139-0040]

                           Notices to Enterprises shall be
                           accompanied by a copy to:

                           Mr. E. Liston Bishop III
                           Miller & Martin LLP
                           1000 Volunteer Building
                           832 Georgia Avenue
                           Chattanooga, Tennessee  37402-2289

                                  * * * * * * *

                           To Sellers:

                           WVBC, Inc.
                           ROBC, Inc.
                           200 W. 9th Street
                           Wilmington, Delaware 19801
                           Attention:  Norman Shuman

                           Notices to Sellers shall be
                           accompanied by a copy to:

                           Kennedy Covington Lobdell & Hickman LLP
                           Bank of America Corporate Center
                           Suite 4200
                           100 North Tryon Street
                           Charlotte, North Carolina  28202-4006
                           Attention:  Sheila Wohl Chandonnet

or to such representative or to such other address as the parties hereto may furnish to the other parties in writing. If notice is given pursuant to this
Section 9.02 of a permitted successor or assign of a party to this Agreement, then notice shall be given as set forth above to such successor or assign of such party.

1.1 Definition of Knowledge. As used in this Agreement, the term "to the knowledge of Sellers" or any variations thereof shall mean the state of facts, conditions or circumstances which is known or reasonably should have been known to any director or officer of either Seller or to Christian J. Dominik.
1.2
1.3 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective legal representatives, heirs, successors and assigns. No assignment or transfer of rights and obligations hereunder shall be made except with the prior written consent of the parties hereto, except that Enterprises need not obtain Sellers' consent to Enterprises' assignment of rights and delegation of obligations under this Agreement to an affiliated corporation of Enterprises (which, for purposes of this Agreement, shall be limited to any of Enterprises' wholly owned subsidiaries) provided that such subsidiary or affiliate expressly assumes such liabilities and obligations and that Enterprises remains fully liable for its obligations hereunder.
1.4
1.5 Captions; Definitions. The titles or captions of articles, sections and subsections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof and shall not be considered in the interpretation or construction of this Agreement in any proceeding. The parties agree to all definitions in the statement of parties to this Agreement and in the other introductory language to this Agreement.
1.6
1.7 Controlling Law; Amendment; Waiver. This Agreement shall be construed in accordance with and governed by the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured or drafted such provision. This Agreement may not be altered or amended except in writing signed by Enterprises and Sellers. The failure of any party hereto at any time to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.
1.8
1.9 No Third-Party Beneficiaries. With the exception of the parties to this Agreement and each of their legal representatives, heirs, successors and permitted assigns, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights arising by virtue of this Agreement.
1.10
1.11 Exhibits; Disclosure Schedule. All exhibits and the Disclosure Schedules to this Agreement are hereby incorporated into and made a part of this Agreement as if set out in full in the first place that reference is made thereto.
1.12
1.13 Counterparts; Entire Agreement. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties to this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts. This Agreement together with all Disclosure Schedules and exhibits hereto, the Concurrent Agreement and all other agreements and undertakings provided for hereunder shall constitute the entire agreement of the parties and supersedes any and all prior agreements, oral or written, with respect to the subject matter contained herein. There are no other agreements, representations, warranties or other understandings between the parties in connection with this transaction which are not set forth in this Agreement or the Disclosure Schedules and exhibits hereto.
1.14
1.15 Non-disclosure of Terms.
1.16
1.17 (a) Neither party, nor their affiliates may at any time prior to, on or after the Closing Date, without the prior written approval of the other parties hereto, which shall not be unreasonably withheld, disclose the Franchise Purchase Price or any other economic term of this Agreement or the transactions contemplated hereby to any third party, or issue any press release or make any announcement relating to the subject matter of this Agreement or the transactions contemplated hereby, other than as required by Law, including but not limited to the Securities Act of 1933, as amended, other state or federal securities Laws or in connection with compliance with the HSR Act.
1.18
1.19 (b) In the event that either party is ordered to make a disclosure by virtue of a subpoena, civil investigative or discovery demand, criminal investigative demand or similar order lawfully issued by a court of competent jurisdiction, then such party shall promptly notify the other parties hereto and cooperate with such parties to quash or otherwise limit the scope of such disclosure.
1.20 9.11 Consent. Sellers hereby consent to the transactions contemplated by the Concurrent Agreement.
1.21

                            [SIGNATURE PAGE FOLLOWS]

                  DULY EXECUTED by the parties hereto, under seal, as of the date first above written.

                                 WVBC, INC.

                                 By: ____________________________________

                                 Title: __________________________________

                                 ROBC, INC.

                                 By: ___________________________________

                                 Title: _________________________________


                                 COCA-COLA ENTERPRISES INC.


                                 By:________________________________

                                 Title:_______________________________